EX- 99.B(a)



                        PBHG INSURANCE SERIES FUND, INC.

                             ARTICLES SUPPLEMENTARY

     PBHG Insurance Series Fund, Inc., a Maryland corporation (the "Corporation") registered as an open-end investment company under the Investment Company Act of 1940, as amended, having its principal office in the State of Maryland in the City of Baltimore, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Board of Directors has adopted resolutions to classify 500,000,000 previously authorized but unissued shares of the Corporation's Common Stock as a new series of the Corporation named the "PBHG Small Cap Growth Portfolio."

     SECOND: Immediately prior to the filing of these Articles Supplementary, the corporation had authority to issue 10,000,000,000 shares with a par value of $.001 each, all of which shares have been designated as Common Stock and which shares were classified in the following series (portfolios):

     (a) 500,000,000 Shares in PBHG Growth II Portfolio; 500,00,000 Shares in PBHG Large Cap Growth Portfolio; 500,00,000 Shares in PBHG Small Cap Value Portfolio; 500,00,000 Shares in PBHG Select Value Portfolio; 500,00,000 Shares in PBHG Technology & Communications Portfolio; 500,00,000 Shares in PBHG Select 20 Portfolio; and 500,00,000 Shares in PBHG Mid-Cap Value Portfolio.

     (b) The remaining 6,500,000,000 shares designates as Common Stock were without further classification.

     THIRD: As of the filing of these Articles Supplementary, the Corporation has authority to issue 10,000,000,000 shares with a par value of $.001 each, all of which shares have been designated as Common Stock and which shares shall be classified in the following series (portfolios):

     (a) 500,000,000 Shares in PBHG Growth II Portfolio; 500,00,000 Shares in PBHG Large Cap Growth Portfolio; 500,00,000 Shares in PBHG Small Cap Value Portfolio; 500,00,000 Shares in PBHG Select Value Portfolio; 500,00,000 Shares in PBHG Technology & Communications Portfolio; 500,00,000 Shares in PBHG Select 20 Portfolio; and 500,00,000 Shares in PBHG Mid-Cap Value Portfolio.; 500,000,000 Shares in PBHG Small Cap Growth Portfolio.

     (b) The remaining 6,000,000,000 shares designates as Common Stock were without further classification.

     FOURTH: Unissued shares of Common Stock (both classified and unclassified) may be classified and reclassified by the Board of Directors.

     FIFTH: All the shares of Common Stock of the Corporation, both classified and unclassified, collectively have an aggregate par value of $10,000,000,000.

     SIXTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of each class of Shares of Common Stock as set forth in
ARTICLE V of the Corporation's Charter and in the provisions of the Charter relating to stock of the Corporation generally, remain unchanged.


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     SEVENTH: The shares of the Corporation authorized, designated and classified pursuant to these Articles Supplementary have been so authorized by the Board of Directors of the Corporation under the authority contained in the Charter of the Corporation and Section 2-208 of the Maryland General Corporation Law to be made without action by the stockholders.

     FOURTH: The undersigned Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that as to all matter or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of her knowledge, information and belief, these matters and facts are true in all material respects under the penalties for perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by one of its Vice Presidents and its corporate seal to be affixed and attested to by its Secretary on this __ day of December, 2000.



ATTEST:                                     PBHG INSURANCE SERIES FUND, INC.


/s/ John M. Zerr                            /s/ Lee T. Cummings
----------------                            -------------------
John M. Zerr                                Lee T. Cummings
Secretary                                   CFO

                                            (SEAL)